Exhibit 5.1

Smith, Anderson, Blount, Dorsett, Mitchell & Jernigan, L.L.P.

Lawyers

OFFICES 2500 Wachovia Capitol Center Raleigh, North Carolina 27601		MAILING ADDRESS P.O. BOX 2611 Raleigh, North Carolina 27602-2611
__________	February 17, 2006	__________ TELEPHONE: (919) 821-1220 FACSIMILE: (919) 821-6800

The Pantry, Inc.

1801 Douglas Drive

Sanford, North Carolina 27330

Bingham McCutchen LLP

399 Park Avenue

New York, New York 10022-4689

Re:	Registration Statement on Form S-3

Ladies and Gentlemen:

As counsel for The Pantry, Inc., a Delaware corporation (the “Company”), we furnish the following opinion in connection with the Registration Statement on Form S-3 (as such may be amended or supplemented, the “Registration Statement”) to be filed by the Company and certain subsidiaries of the Company listed as Co-Registrants in the Registration Statement (the “Guarantors”) with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”), relating to the registration of up to $150,000,000 aggregate principal amount at maturity of the Company’s 3% Senior Subordinated Convertible Notes due 2012 (the “Notes”) and up to 3,817,755 shares of the Company’s common stock, par value $.01 per share (the “Conversion Shares”), issuable upon conversion of the Notes. The Notes were issued by the Company and guaranteed by the Guarantors pursuant to an Indenture dated as of November 22, 2005 (the “Indenture”) among the Company, the Guarantors and Wachovia Bank, National Association, as trustee (the “Trustee”). This opinion is furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

We have acted as counsel to the Company in connection with the preparation of the Registration Statement and are familiar with the proceedings of the Board of Directors of the Company in connection with the authorization, issuance and delivery of the Notes. We have examined such documents and considered such matters of law and fact as we, in our professional judgment, have deemed necessary to render the opinions contained herein. Where we have considered it appropriate, as to certain facts we have relied, without investigation or analysis of any underlying data referenced therein, upon certificates or other comparable documents of public officials and officers or other appropriate representatives of the Company.

In rendering our opinion that the Company “is validly existing as a corporation in good standing,” we have relied solely upon a Certificate of Good Standing regarding the Company from the Delaware Secretary of State dated February 13, 2006.

The opinion rendered herein is limited to the laws of the State of North Carolina, the General Corporation Law of the State of Delaware (including the applicable provisions of the Delaware Constitution and reported judicial decisions interpreting these laws) and, to the extent expressly set forth herein, the federal laws of the United States, and no opinion is expressed as to the laws of any other jurisdiction.

The Pantry, Inc.

Bingham McCutchen LLP

February 17, 2006

Based on and subject to the foregoing and to the additional qualifications set forth below, it is our opinion that (i) the Company is validly existing as a corporation in good standing under the laws of the State of Delaware; (ii) the Company has authorized the execution, delivery and performance of the Indenture by all necessary corporate action and has duly executed and delivered the Indenture; (iii) the Company has authorized the execution, delivery and performance of the Notes by all necessary corporate action and has duly executed and delivered the Notes; and (iv) when the Conversion Shares are issued and delivered upon conversion of the Notes in accordance with the terms of the Notes and the Indenture, in the manner and for the consideration stated therein, the Conversion Shares will be validly issued, fully paid and nonassessable.

We hereby consent to the reference to our firm in the Registration Statement, including the prospectus and any amendment or supplement thereto, under the heading “Legal Matters” and to the filing of this opinion as an exhibit to the Registration Statement. Such consent shall not be deemed to be an admission that this firm is within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations promulgated thereunder.

Our opinion is as of the date hereof, and we do not undertake to advise you of matters that might come to our attention subsequent to the date hereof which may affect our legal opinion expressed herein. This opinion is intended solely for your use in connection with the transactions described above. It may not be relied upon for any other purpose without our prior written consent.

Very truly yours,

/s/ Smith, Anderson, Blount, Dorsett, Mitchell & Jernigan, L.L.P.
SMITH, ANDERSON, BLOUNT, DORSETT, MITCHELL & JERNIGAN, L.L.P.